Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-19251) pertaining to the 1992 Stock Option Plan of Forensic Technologies International Corporation of our report dated January 31, 1997, with respect to the consolidated financial statements of Forensic Technologies International Corporation included in the Annual Report (Form 10-KSB) for the year ended December 31, 1996.



/s/ Ernst & Young


Baltimore, Maryland
March 26, 1997